EXHIBIT (c)(7)




                             STOCKHOLDERS AGREEMENT
                             ----------------------



         THIS STOCKHOLDERS AGREEMENT, dated as of September 16, 1997, is made and entered into by HAC, Inc., a Florida corporation ("Parent"), CC Acquisition Corporation, a Delaware corporation ("Sub"), and the other parties signatory hereto (each a "Stockholder", and collectively, the "Stockholders").


                              W I T N E S S E T H:

         WHEREAS, concurrently herewith, The Cross Country Group, Inc., a Nevada corporation and affiliate of Parent, Sub and Homeowners Group, Inc., a Delaware corporation (the "Company"), are entering into a Fourth Amendment (the "Fourth Amendment") to Agreement and Plan of Merger dated as of May 14, 1996, as amended, (the "Merger Agreement") pursuant to which Sub will be merged with and into the Company (the "Merger");

         WHEREAS, in furtherance of the Merger, Parent and the Company desire that, as soon as practicable (and not later than September 17, 1997), Sub commence a tender offer (the "Offer") to purchase all outstanding shares of Company Common Stock (as defined in Section 1), including all of the Shares (as defined in Section 2) owned beneficially by the Stockholders; and

         WHEREAS, as an inducement and a condition to entering into the Fourth Amendment, Parent has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement;

         NOW,   THEREFORE,   in   consideration   of  the   foregoing   and  the
representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.       DEFINITIONS.      For purposes of this Agreement:

                  (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of
Section 13(d)(3) of the Exchange Act.










                  (b) "Company Common Stock" shall mean the common stock, $.01 par value, of the Company.

                  (c)   "Person"   shall   mean  an   individual,   corporation,
partnership, joint venture, association, trust, unincorporated organization or other entity.

         2.       TENDER OF SHARES.

                  (a) Each Stockholder hereby agrees to validly tender (and not to withdraw) pursuant to and in accordance with the terms of the Offer, not later than the fifth business day after commencement of the Offer pursuant to
Section 2.1 of the Fourth Amendment and Rule 14d-2 under the Exchange Act, the number of shares of Company Common Stock set forth opposite such Stockholder's name on Schedule I hereto (the "Existing Shares", and together with any shares of Company Common Stock acquired by such Stockholder after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution or otherwise, the "Shares"), Beneficially Owned by such Stockholder. Each Stockholder hereby acknowledges and agrees that the Parent's obligation to accept for payment and pay for Shares in the Offer, including the Shares Beneficially Owned by such Stockholder, is subject to the terms and conditions of the Offer.

                  (b) The transfer by each Stockholder of his or her Shares to Sub in the Offer shall pass to and unconditionally vest in Sub good and valid title to the number of Shares set forth opposite such Stockholder's name on
Schedule I hereto, free and clear of all claims, liens, restrictions, security interests, pledges, limitations and encumbrances whatsoever.

                  (c) Each Stockholder hereby agrees to permit Parent and Sub to publish and disclose in the Offer Documents (as defined in Section 2.2 of the Fourth Amendment), and, if Company Stockholder approval is required under applicable law, the Proxy Statement (including all documents and schedules filed with the SEC) his or her identity and ownership of Company Common Stock and the nature of his or her commitments, arrangements and understandings under this Agreement.

         3.       AGREEMENT TO VOTE.

                  (a) Each Stockholder agrees to vote all of his or her Shares in favor of the Merger Agreement and all transactions arising out of the Merger Agreement that will require Stockholder approval. Each Stockholder's agreement to vote his or her Shares shall include an agreement to execute written consents in lieu of a meeting.

                  (b) Each Stockholder hereby grants to Parent a proxy to vote the Shares of such Stockholder as indicated in Section 3(a). Each Stockholder intends such proxy to be irrevocable and coupled with an interest and will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by Stockholder with respect to such Shares.


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         4. OTHER COVENANTS,  REPRESENTATIONS  AND WARRANTIES.  Each Stockholder
hereby covenants, represents and warrants on behalf of such Stockholder to Parent as follows:

                 (a) Ownership of Shares. Such Stockholder is either (i) the record and Beneficial Owner of, or (ii) the Beneficial Owner but not the record holder of the Existing Shares. On the date hereof, the Existing Shares constitute all of the Shares owned of record or Beneficially Owned by such Stockholder. Such Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 2 and 3 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

                  (b) Power, Binding Agreement. Such Stockholder has the legal capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party including, without limitation, any voting agreement, stockholders agreement or voting trust agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby. If such Stockholder is married and such Stockholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder's spouse, enforceable against such person in accordance with its terms.

                  (c)  No   Conflicts.   No   filing   with,   and  no   permit,
authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby, and none of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (1) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's properties or assets may be bound, or (2) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Stockholder or any of such Stockholder's properties or assets.

                  (d) No Encumbrances. Except as required by Section 2 and for the proxy granted under Section 3(b), such Stockholder's Shares and the certificates representing such


                                       3






Stockholder's Shares are now, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever.

                  (e) No Finder's Fees. No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

                  (f) No Solicitation. No Stockholder shall, in his or her capacity as such, directly or indirectly, solicit (including by way of furnishing information) or respond to any inquiries or the making of any proposal relating in any way to the transactions contemplated by the Merger
Agreement, as amended, by any person or entity (other than Parent or any affiliate of Parent). If any Stockholder receives any such inquiry or proposal, then such Stockholder shall promptly inform Parent of the terms and conditions, if any, of such inquiry or proposal and the identity of the person making such proposal. Each Stockholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

                  (g) Restriction on Transfer, Proxies and Non-Interference. Except as required by Section 2 or Section 3(b), no Stockholder shall, directly or indirectly: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sell, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Stockholder's Shares or any interest therein; (ii) grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Agreement.

                  (h) Waiver of Appraisal Rights. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have.

                  (i) Reliance by Parent. Each Stockholder understands and acknowledges that Parent and Sub are entering into the Fourth Amendment to the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

                  (j) Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.



                                       4







         5. STOP TRANSFER. Each Stockholder agrees with, and covenants to, Parent that such Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Shares, unless such transfer is made in compliance with this Agreement (including the provisions of Section 2 hereof). In the event of a stock dividend or distribution, stock split, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

         6. TERMINATION. Except as otherwise provided herein, the covenants and agreements contained herein with respect to the Shares shall terminate upon the termination of the Merger Agreement, as amended in accordance with its terms.

         7. MISCELLANEOUS.

                  (a) Entire Agreement. This Agreement and the Merger Agreement, as amended, constitute the entire agreement between the parties with respect to the Existing Shares and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the Existing Shares.

                  (b) Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder's heirs, guardians, administrators or successors. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement.

                  (c) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties, provided that Parent or Sub may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

                  (d) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, with respect to any one or more Stockholders, except upon the execution and delivery of a written agreement executed by the relevant parties hereto; provided that
Schedule I hereto may be supplemented by Parent by adding the name and other relevant information concerning any stockholder of the Company who agrees to be bound by the terms of this Agreement without the agreement of any other party hereto, and thereafter such added stockholder shall be treated as a "Stockholder" for all purposes of this Agreement.

                  (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail,



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postage prepaid,  return receipt  requested) or by any courier service,  such as
Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:


         If to Stockholder:                 At the addresses set forth on
                                            Schedule I hereto.

         If to Parent or Sub:               The Cross Country Group, Inc.
                                            4040 Mystic Valley Parkway
                                            Medford, MA 02155
                                            Attn:    Howard L. Wolk
                                            Telephone:        (617) 393-9300
                                            Telecopy:         (617) 395-6706

                  copies to:                Lane, Altman & Owens, LLP
                                            101 Federal Street
                                            Boston, MA 02110
                                            Attn: Robert M. Rosen
                                            Telephone:        (617) 345-9800
                                            Telecopy:         (617) 345-0400

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                  (f) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                  (g) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                  (h) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a



                                       6





waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                  (i) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

                  (j) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

                  (k)   Counterparts.   This   Agreement   may  be  executed  in
counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, Parent, Sub and each Stockholder have caused this Agreement to be duly executed as of the day and year first above written.


                                     HAC, INC.


                                     By:/s/ Howard L. Wolk
                                        -------------------------------------
                                     Name: Howard L. Wolk
                                          -----------------------------------
                                     Title: President
                                           ----------------------------------


                                     CC Acquisition Corporation


                                     By:/s/ Howard L. Wolk
                                        -------------------------------------
                                     Name: Howard L. Wolk
                                          -----------------------------------
                                     Title: President
                                           ----------------------------------



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                                   SCHEDULE I
                                   ----------

STOCKHOLDER                                                   COMMON STOCK
-----------                                                   ------------


/s/ Carl Buccellato
-----------------------                                           249,056
Carl Buccellato
c/o Paul Berkowitz, Esq.
Greenberg, Traurig
1221 Brickell Avenue
Miami, FL. 33131

/s/ Melvin Stewart
-----------------------                                           305,375
Melvin Stewart
c/o Paul Berkowitz, Esq.
Greenberg, Traurig
1221 Brickell Avenue
Miami, FL. 33131

/s/ C. Gregory Morris
-----------------------                                                 0
C. Gregory Morris
c/o Paul Berkowitz, Esq.
Greenberg, Traurig
1221 Brickell Avenue
Miami, FL. 33131

/s/ Diane M. Gruber
-----------------------                                            10,050
Diane M. Gruber
c/o Paul Berkowitz, Esq.
Greenberg, Traurig
1221 Brickell Avenue
Miami, FL. 33131

/s/ Gary D. Lipson
-----------------------                                            20,000
Gary D. Lipson
c/o Paul Berkowitz, Esq.
Greenberg, Traurig
1221 Brickell Avenue
Miami, FL. 33131



                                       8






-----------------------                                           118,000
Michael A. Nocero, Jr.
c/o Paul Berkowitz, Esq.
Greenberg, Traurig
1221 Brickell Avenue
Miami, FL. 33131


         In the event any of the individuals named above exercise any options and acquire Company Common Stock pursuant to said exercise, the shares obtained upon exercise shall be deemed to be subject to the provisions of this Agreement.



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